Exhibit g(13)

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

MELLON BANK

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX A

DATED AS OF DECEMBER 18, 2002

The following is a list of the Funds and their respective Portfolies for which the Custodian shall serve under a Custodian Agreement dated as of July 1, 2001.

FUND	PORTFOLIO	EFFECTIVE AS OF:
Fidelity Advisor Series I	Fidelity Advisor Growth
	Opportunities Fund	October 1, 2001

Fidelity Capital Trust	Fidelity Value Fund	October 1, 2001

Fidelity Commonwealth Trust	Spartan 500 Index Fund

Fidelity Concord Street Trust	Spartan Extended Market Index Fund	January 13, 2003
	Spartan Total Market Index Fund	January 13, 2003
	Spartan International Market Index Fund	January 13, 2003
	Spartan U.S. Equity Index Fund	January 13, 2003

Fidelity Investment Trust	Fidelity International Small Cap Fund	September 4, 2002

Variable Insurance Products Fund	Growth Portfolio	October 1, 2001

Variable Insurance Products Fund II	Index 500 Portfolio	January 13, 2003

Variable Insurance Products Fund III	Growth Opportunities Portfolio	October 1, 2001
	Value Strategies Portfolio	January 27, 2002

Variable Insurance Products Fund IV	Real Estate Portfolio	August 25, 2002
	Growth Stock Portfolio	November 20, 2002

The addition of the following funds effective January 13, 2003:

1. Fidelity Commonwealth Trust: Spartan 500 Index Fund

2. Fidelity Concord Street Trust: Spartan Extneded Market Index Fund

3. Fidelity Concord Street Trust: Spartan Total Market Index Fund

4. Fidelity Concord Street Trust: Spartan International Market Index Fund

5. Fidelity Concord Street Trust: Spartan U.S. Equity Index Fund

6. Variable Insurance Products Fund II: Index 500 Portfolio

IN WITNESS WHEREOF, each of the parties has caused this Appendix to be executed in its name and behalf on the day and year first set forth opposite each such Portfolio.

Each of the Investment Companies Listed on		\\\\\\\\\\\\\\\\\\\	Mellon Bank, N.A.
Appendix "A" on Behalf
of each of Their Respective Portfolios

By:	\s\Mark Osterheld		By:	\s\Christopher Healy
Name:	Mark Osterheld		Name:	Christopher Healy
Title:	Assistant Treasurer		Title:	First Vice President